                                                                   EXHIBIT 10(c)

[LOGO OF UNION TRUST] Union Trust Company         Term Loan Agreement-Commercial
A First Fidelity Bank                                              (Connecticut)

THIS TERM LOAN AGREEMENT (together with all schedules and exhibits hereto and any amendments or modifications hereto in effect from time to time, this "Agreement"), is made this 6th day of July, 1995, by and between STAR STRUCK,
                          -----      -----    --                -------------
INC.  (the "Borrower") and FIRST FIDELITY BANK (the "Bank").
----                       -------------------

The Borrower has applied to the Bank for a loan in the principal amount of EIGHT
                                                                          ------
HUNDRED THOUSAND AND XX/100  Dollars ($800,000.00 ) (the "Loan").  The Loan
----------------------------           ----------
shall be evidenced by a Term Note (together with any amendments or modifications thereto in effect from time to time, the "Note").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the Bank and the Borrower agree as follows:

A.  Terms of Loan Agreement.

     1. Payment of Principal. The principal balance of the Loan shall be paid in ninety-six (96) consecutive [x] monthly [ ] quarterly installments
            ---------------
         in the amount of THREE THOUSAND THREE HUNDRED THIRTY-THREE AND 33/100
                          ----------------------------------------------------
         Dollars ($3,333.33) each, commencing August 1, 1995, and continuing on
                   --------                   --------    --
         the same day of each such consecutive period thereafter, with a final installment in the amount of the remaining unpaid principal balance outstanding hereunder together with any accrued, unpaid interest thereon due and payable on July 6, 2003.
                                    ------  ----

     2. Interest Payments. The Borrower shall pay the Bank, together with each principal installment as set forth in Paragraph A.1. hereof, interest in arrears on the unpaid principal balance of the Loan. Interest on the outstanding principal balance of the Loan shall accrue at a per annum rate equal at all times to either (I) the Bank's Base Rate (defined below) plus three-quarters percent (3/4%).
                     --------------          ---

     3. Computation. Interest and any fees or compensation based upon a per annum rate shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

     4. Debiting of Account. The Borrower agrees to maintain an account (the "Account") at the Bank continuously until the Liabilities due hereunder are paid in full. The Bank may, and the Borrower authorizes the Bank to, debit the Account for the amount of any payment as and when such payment becomes due hereunder. Notwithstanding the foregoing, the Bank may, and the Borrower authorizes the Bank to, debit any account maintained by the Borrower with the Bank for the amount of any payment, as and when such payment becomes due hereunder, whether such payment is for accrued interest, principal or expense. Such authorization shall not affect the Borrower's obligation to pay when due all amounts payable hereunder, whether or not there are sufficient funds in any accounts of the Borrower. The foregoing rights of the Bank to debit the Borrower's accounts shall be in addition to, and not in limitation of, any rights of set-off which the Bank and/or any Affiliate may have hereunder or under any Loan Document nor shall the rights hereunder limit the Bank's recourse to any particular source of funds or monies.

     5. Additional Terms. Additional terms pertaining to the time, place and mode of making payments are described in the Note.

     6. Prepayment. If interest hereunder accrues at a floating rate, prepayment of principal may be made at any time without prepayment penalty or premium. If interest hereunder accrues at a fixed rate, the Loan may be prepaid, in whole or in part, at any time, provided, that any prepayment (whether in whole or in part and whether made voluntarily or because of accelerations) will also be accompanied by
         (i) all accrued and unpaid interest on the Loan and all other fees, expenses, and other sums due and owing hereunder, and (ii) and amount equal to the amount described in Exhibit B hereto (the "Make Whole Premium"), or if no amount is listed in Exhibit B, then the Make Whole Premium shall be determined by the Bank, in its sole discretion in accordance with normal banking practices. The Bank's determination of the Make Whole Premium shall be conclusive and binding, absent manifest error. All payments received on the Note may be applied in such order as the Bank in its sole discretion shall determine.

     7. Fees. The Borrower shall pay to the Bank a nonrefundable one-time facility fee equal to N/A TWO THOUSAND FIVE HUNDRED FORTY AND XX/100 Dollars ($2,540.00) on or before the date of this Agreement. The Borrower acknowledges that this facility fee is a liquidated damages amount, and together with amounts payable by the Borrower to the Bank under Paragraph J.3. hereof, constitutes reasonable compensation to the Bank for the Bank's expenses and services arising in connection with the negotiation of this Agreement, the Note and all other Loan Documents executed in connection herewith and preparing for the closing of the transaction described herein. Notwithstanding anything to the contrary in this Agreement, the Bank may charge the Borrower an additional facility fee in the event that the Loan is ever modified, renewed or extended.


6010-7204 (3-94)                     1 of 12
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B.  Definitions.  As used herein, the following terms shall have the following meanings:

     1. Affiliate. The term "Affiliate" means First Fidelity Bancorporation and any of its direct and indirect affiliates and subsidiaries.

     2. Base Rate. The term "Base Rate" means the rate of interest established by the Bank as its reference rate in making loans, and is not tied to any external rate of interest or index. The rate of interest charged hereunder shall change automatically and immediately as of the date of any change in the Base Rate, without notice to the Borrower.

     3. Collateral. The term "Collateral" means any and all property of any Obligor (as defined below) now or hereafter in the possession, custody or control of the Bank or any Affiliate including, but not limited to, any balance or share of any deposit, trust or agency account of any Obligor and all collateral described in any and all Loan Documents (as defined below), the additional collateral described in Section G hereof, any additional collateral more fully described in the Schedule (defined below), and any other property of any Obligor now or hereafter subject to a security agreement, mortgage, pledge agreement, assignment, hypothecation or other document granting the Bank or any Affiliate a security interest or other lien or encumbrance.

     4. Consolidated. The term "Consolidated" means an accounting presentation which includes any consolidated subsidiaries of the Borrower.

     5. GAAP. The term "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

     6. Liabilities. The term "Liabilities" means any and all indebtedness and obligations of every kind and description of the Borrower owing to the Bank or any Affiliate, whether or not under the Loan Documents, and whether such debts or obligations are primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, contractual or tortious, arising by operation of law, by overdraft, or otherwise, or now or hereafter existing, including, without limitation, principal, interest, fees, late fees, expenses, attorneys' fees and costs, and/or the allocated costs and fees of the Bank's in-house legal counsel, that have been or may hereafter be contracted or incurred.

     7. Loan Documents. The term "Loan Documents" means any and all credit accommodations, notes, loan agreements, and any other agreements and documents, now or hereafter existing, creating, evidencing, guarantying, securing or relating to any or all of the Liabilities, together with all amendments, modifications, renewals, or extensions thereof.

     8. Obligor. The term "Obligor" means the Borrower and each and every maker, endorser, guarantor, or surety of or for the Liabilities.
         9. Schedule. The term "Schedule" means the Schedule of Additional Terms to Term Loan Agreement which is attached hereto.

C. Representations and Warranties. The Borrower represents and warrants with respect to itself and, to the extent applicable, each of its consolidated subsidiaries, that:

     1. Organization;Authority. As to each Borrower that is not an individual, it is a [x] corporation [ ] partnership [ ] sole proprietorship duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization or formation and is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction in which it is required to be qualified because of the business it conducts or the property it owns. If the Borrower is an individual, he is an adult and is legally competent. The Borrower has the necessary power, authority, and legal right to own, or lease and enjoy undisturbed, its assets and engage in its business as now conducted and it has the necessary power, authority, and legal right to enter into and perform this Agreement, the Note, and any other Loan Document to which it is a party. The execution and performance of the Loan Documents have been duly authorized by all necessary proceedings and upon their execution and delivery, they will be valid, binding and enforceable in accordance with their terms, and the Borrower's execution and performance of the Loan Documents to which it is a party will not violate any orders, laws or regulations applicable to the Borrower, any organizational documents of the Borrower, or any instruments, indentures or agreements (including any provisions pertaining to subordinated debt) to which the Borrower is a party or by which the Borrower or any of its properties are bound; and all consents , approvals, licenses, franchises, patents, trademarks and other general intangibles required in connection with this Agreement, the other Loan Documents or the operation of the Borrower's business have been obtained and are in full force and effect. The Borrower's subsidiaries and affiliates, if any, are duly organized, validly existing, and in good standing under the laws of the jurisdictions of their organization:

     2. Use of Proceeds;No Purchases of Margin Stock. The proceeds of the Loan will be used only in connection with the Borrower's business, for the following purposes: to refinance existing mortgage plus refund construction costs for addition to mortgaged property. None of the proceeds of the Loan will be used to purchase or carry any "margin security" or extend credit for such purpose within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System;

     3. Financial Statements. All financial statements as to ownership of the Borrower and its assets, and other statements and information delivered to the Bank were prepared in accordance with GAAP, consistently applied, are true and correct, and disclose all presently outstanding indebtedness or obligations of the Borrower, including contingent obligations, obligations under leases of property from others, and all liens and encumbrances, including tax liens, against its properties and assets; and there have been no adverse changes in the Borrower's financial condition or business since the date of such statements;

     4. Suits. There are no actions, suits, proceedings, or claims pending or threatened against the Borrower or any of its property; and the Borrower's business is in compliance with all applicable orders, laws and regulations;

                                    2 of 12
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     5.  Defaults. The Borrower is not in default under any agreement to which the Borrower is a party xxx which the Borrower or any of its property is bound, or under any indenture or instrument evidencing any indebtedness of the Borrower, and neither the Borrower's execution of nor performance under the Loan Documents will create a default or any lien or encumbrance under any such agreement, indenture or instrument other than a lien or encumbrance in favor of the Bank;

     6. ERISA. No employee benefit plan established or maintained by the Borrower which is subject to the Employee Retirement Income Security Act 29 U.S.C. (S) 1001 et seq. ("ERISA") has an accumulated funding deficiency (as such term is defined in ERISA). No material liability to the Pension Benefit Guaranty Corporation (or any successor thereto under ERISA) has been incurred by the Borrower with respect to any such plan and no Reportable Event under ERISA has occurred. The Borrower has no actual or anticipated liability under Section 4971 of the Internal Revenue Code ("Code") (relating to tax on failure to meet the minimum funding standard of Section 412 of the Code) with respect to any employee benefit plan to which it contributes but which is not maintained or established by it;

     7. Tax Returns and Taxes. The Borrower has filed all federal, state, and local tax returns required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon, including interest and penalties, except where the same are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside, and no liens for taxes have been filed and no claims are being assessed by a governmental authority with respect to any taxes. The charges, accruals and reserves on the books of the Borrower with respect to taxes or other governmental charges are adequate;

     8. Compliance with Laws. The Borrower has complied with all requirements of foreign, federal, state, and local law in connection with the acquisition, ownership, and operation of the Borrower's business and property, including, without limitation, any and all applicable requirements of environmental protection laws;

     9. Environmental Compliance. To the best of the Borrower's knowledge, after due inquiry and investigation, the Borrower and all previous owners and/or operators of the real and/or personal property of the Borrower have not engaged in any conduct, resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands. The Borrower has not received a summons, citation, directive, letter, or other communication, written or oral, from any jurisdiction, political subdivision, agency, or instrumentality thereof, concerning any intentional or unintentional action or omission on the Borrower's part resulting in the discharging of hazardous substances into the atmosphere or waters, or onto lands; and

     10. Affirmance of Additional Representations and Warranties. The Borrower hereby makes and affirms, for itself and if applicable, for its consolidated subsidiaries, any additional representations and warranties set forth on the Schedule.

D. Conditions. The obligation of the Bank to make the Loan to the Borrower is subject to and conditioned upon each of the following: (i) the fees due to the Bank under Sections A.7. and J.3. of this Agreement have been paid to the Bank; (ii) the representations and warranties contained in Section C hereof are true and correct on and as of the date of the Loan; (iii) no Event of Default described in Section H, and no event which, with the giving of notice, or the passage of time, or both, would become an Event of Default, has occurred and is continuing; (iv) all of the Loan Documents remain in full force and effect; and (v) the Bank has received the following documents, duly executed and delivered by the Obligor thereunder, and in form and substance satisfactory to the Bank:

     a.  The Note(s) and this Agreement;

     b. If the Borrower is a corporation, certified resolutions of the Board of Directors of the Borrower authorizing the Borrower to borrow hereunder and to execute, deliver and perform its obligations under the Loan Documents. If the Borrower is a partnership, the Borrower shall deliver to the Bank a certified document executed by all general partners of the Borrower authorizing the Borrower to borrow hereunder and authorizing the Borrower's execution, delivery and performance of the Loan Documents. Such resolution or document shall contain such other provisions as shall be required by the Bank;

     c. The following security, subordination, and/or guaranty documents, and related instruments necessary to perfect any interest in the Collateral described therein: UCC-1 Financing Statements; Mortgage, Assignment of Leases and Security Agreement; Guaranty and Suretyship Agreement; and

     d. Such other documents as the Bank may reasonably require, including, without limitation, proof of insurance, appraisals of real and/or personal property, environmental analysis, other agreements, instruments, or indentures to which an Obligor is a party, including, without limitation, financing statements, proofs, opinions of the Borrower's counsel and/or other professionals, guaranties and other written assurances.

                                    3 of 12
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E.  Affirmative Covenants. The Borrower covenants and agrees that so long as there are any outstanding liabilities hereunder or otherwise, the Borrower and each of its consolidated subsidiaries (except that if this box [ ] is checked these covenants shall not apply to such consolidated subsidiaries) shall:

     1. Financial Statements. Furnish to the Bank the following financial information: (i) not later than ninety (90) days after the end of each fiscal year, consolidated and consolidating [ ] audited [x] reviewed
         [ ] compiled year-end financial statements for the Borrower (if the boxes herein are left blank, then the type of financial statement shall be determined by the Bank at its sole discretion), and if applicable, for each of its consolidated subsidiaries, including, but not limited to, statements of financial condition contingent liabilities income and cash flows, a reconciliation of net worth, notes to financial statements (all of the above prepared in accordance with GAAP, consistently applied, by an independent certified public accountant acceptable to the Bank, and certified as true, correct, and complete by the Borrower's chief financial officer) and any other information that may assist the Bank in assessing the Borrower's financial condition;
         (ii) not later than sixty (60) days after the end of each interim fiscal quarter, the Borrower's consolidated and consolidating financial statements, including, but not limited to, statements of financial condition, income and cash flows, and a reconciliation of net worth (all of the above prepared in a format acceptable to the Bank, certified as true, correct, and complete by the Borrower's chief financial officer); (iii) the following statements and schedules relating to the Borrower's business, [ ] monthly [ ] quarterly or at such other times as may be requested by the Bank:

         [  ]  accounts receivable agings      [  ]  accounts payable agings
         [  ]  inventory schedules             [  ]  other __________________;
         and/or (iv) such information respecting the operations, financial or otherwise, of the Borrower or any of its subsidiaries, as the Bank may from time to time reasonably request;

     2. Compliance Certificate. Furnish to the Bank, together with each set of financial statements described in Paragraphs E.1. (i) and (ii) above, a compliance certificate, in the form attached hereto as Exhibit A, signed by the Borrower (if an individual) or the Borrower's chief financial officer, certifying that (i) all representations and warranties set forth in this Agreement and in any other Loan Document remain true and correct; (ii) none of the covenants in this Agreement or in any other Loan Document has been breached; (iii) no event has occurred which, alone, or with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Agreement or under the other Loan Documents; and (iv) no material adverse change has occurred in the Borrower's financial condition.

     3.  Notice of Certain Events. Promptly give written notice to the Bank of
         (i) the details of any Reportable Events (as defined in ERISA) which have occurred; (ii) the occurrence of any event which alone or with notice, the passage of time, or both, would constitute an Event of Default; (iii) the commencement of any proceeding or litigation which, if adversely determined, would adversely affect its financial condition or ability to conduct its business; and (iv) the formation of any subsidiary of the Borrower after the date of this Agreement, which notice shall be accompanied by the resolution of the Board of Directors of such subsidiary authorizing such subsidiary to execute a guaranty of the Liabilities, satisfactory in form and substance to the Bank, together with such guaranty duly executed by such subsidiary;

     4. Preservation of Property;Insurance. Keep and maintain, and require its subsidiaries to keep and maintain, all of its and their property and assets in good order and repair, maintain extended coverage, general liability, business interruption, hazard, property and other insurance in amounts deemed sufficient by the Bank and as is customary for businesses similar to the Borrower's business, and deliver to the Bank certificates of all such insurance in effect; and cause all such policies covering any Collateral and business interruption to contain loss payee endorsements in favor of the Bank and to be subject to cancellation or reduction in coverage only upon 30 days prior written notice thereof to the Bank at its address set forth in this Agreement;

     5. Taxes. Pay and discharge, and require its subsidiaries to pay and discharge, when due, all taxes, assessments or other governmental charges imposed on them or any of their respective properties, unless the same are currently being contested in good faith by appropriate proceedings and adequate reserves are maintained therefor;

     6. Operation of Properties. Operate its properties, and cause those of its subsidiaries to be operated in compliance with all applicable orders, rules and regulations promulgated by the jurisdictions and agencies thereof where such properties are located, and duly file or cause to be filed such reports and/or information returns as may be required or appropriate under applicable orders, regulations or law;

     7. Access to Properties, Books and Records. Permit the Bank's representatives and/or agents full and complete access to any or all of the Borrower's and its subsidiaries' properties and financial records, to make extracts from and/or audit such records and to examine and discuss the Borrower's properties, business, finances and affairs with the Borrower's officers and outside accountants;

     8. Environmental Liens. In the event that there shall be filed a lien against any property of the Borrower by any jurisdiction, political subdivision, agency, or instrumentality thereof, arising from an intentional or unintentional act or omission of the Borrower, resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands, then, within thirty (30) days from the date that the Borrower is given notice that the lien has been placed against such property, or within such shorter period of time in the event that such jurisdiction, political subdivision, agency , or instrumentality thereof has commenced steps to cause such property to be sold pursuant to the lien, the Borrower shall either (i) pay the claim and remove the lien fro the applicable property or (ii) furnish to such jurisdiction, political subdivision, agency, or instrumentality thereof that imposed the lien one of the following: (a) a bond satisfactory to such jurisdiction, political subdivision, agency, or instrumentality thereof in the amount of the claim out of which the lien arises; (b) a cash deposit in the amount of the claim out of which the lien arises; or (c) other security reasonably satisfactory to such jurisdiction, political subdivision, agency, or instrumentality thereof in an amount sufficient to discharge the claim out of which the lien arises;

                                    4 of 12
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     9.  Removal of Hazardous Substances. Should the Borrower cause or permit any intentional or unintentional act or omission resulting in the discharging of hazardous substances or wastes into the atmosphere or waters, or onto lands resulting in danger to the natural resources without having obtained a permit issued by the appropriate governmental authorities, the Borrower shall promptly clean up same in accordance with all applicable federal, state, and local orders, statutes, laws, ordinances, rules and regulations; and

    10. Additional Affirmative Covenants. The Borrower further affirmatively covenants and agrees that it shall perform any other affirmative covenants set forth in the Schedule and in the Loan Documents to which the Borrower is a party.

F. Negative Covenants. So long as any Liabilities are outstanding, the Borrower and its consolidated subsidiaries (except that if this box [ ] is checked, these covenants shall not apply to such consolidated subsidiaries) shall not, without the prior written consent of the Bank (in this section only, if a blank in any of the following paragraphs is completed with the letters NA or N/A, that paragraph in this section only is not applicable):

     1. Incur Indebtedness; Creation of Lien. Incur, create, or assume any indebtedness including, without limitation, obligations under capitalized leases, except indebtedness owing to the Bank, indebtedness existing on the date hereof and previously reported in writing to and permitted by the Bank, and trade indebtedness arising in the ordinary course of business; make any loans or advances to others including, without limitation, officers, directors, shareholders, principals, partners or affiliates of the Borrower or any Obligor; or create, permit, or suffer the creation of any liens, security interests, or other encumbrances on any of its property, real or personal, except liens, security interests or encumbrances in favor of the Bank or existing on the date hereof and previously reported in writing to and permitted by the Bank;

     2. Sale of Assets; Liquidation; Merger; Acquisitions. Convey, lease, sell, transfer or assign any assets except in the ordinary course of the Borrower's business for value received, liquidate or discontinue its normal operations with intent to liquidate, enter into any merger or consolidation, or acquire all or substantially all of the assets, stock or other equity interests of another entity;

     3. Payment of Dividends; Redemption of Stock. Pay any dividends, make any withdrawal from its capital, make any other distributions and/or repurchase, redeem, or otherwise acquire or set aside reserves to acquire, any of its outstanding stock, partnership or other equity interests, except for such actions by any subsidiaries in favor of the Borrower;

     4. Accounts. Sell, assign, transfer or dispose of any of its accounts or notes receivable, with or without recourse, except to the Bank;

     5. Guaranty Obligations. Become a guarantor, surety, obligor or otherwise become directly, indirectly or contingently liable for the debts or obligations of others, except for the benefit of the Bank or its Affiliates, and except as an endorser of checks or drafts negotiated in the ordinary course of the Borrower's business;

     6. Lease Obligations. Incur, create, or assume any commitment to make any Lease Payments if the aggregate amount payable thereunder in any one fiscal year would exceed $ N/A ; "Lease Payments" means any direct or
                                   -----
         indirect payment or payments, whether as rent or otherwise, including fees or service or finance charges, under any lease, rental or other agreement for the use of the property of any person and/or entity other than the Borrower whether or not such agreement contains an option to purchase;

     7. Sale-Leaseback Transactions. Enter into any sale-leaseback transaction or any transaction howsoever termed which would have the same or substantially the same result or effect as a sale-leaseback;

     8. Prepayment of Other Indebtedness. Prepay any amounts not required to be prepaid, except to the Bank or any Affiliate, or cause or permit to be accelerated any amounts on any outstanding indebtedness now existing or hereafter arising;

     9. Compensation. Permit salaries, withdrawals, bonuses or other compensation to officers, directors, shareholders, principals, partners or affiliates of the Borrower to exceed the aggregate amount of $ N/A
                                                                          -----
         per year;

    10. Expenses for Fixed Assets. Expend for fixed assets during any one fiscal year an aggregate amount exceeding $ N/A ;
                                                    -----
    11. Sale or Issuance of Corporate Stock. If the Borrower is a corporation, sell, issue, or agree to sell or issue, any equity interest (voting, non-voting, preferred or common) of the Borrower, or purchase any such equity interest;

    12. Investments. Purchase or make any investment in the stock, securities, or evidence of indebtedness of or loan to any other person or entity (including, without limitation, entities owned or controlled by any officers, directors, shareholders, principals, partners or affiliates of the Borrower) except (i) the United States Government or its agencies, or (ii) certificates of deposit of United States domestic banks having a ratio of qualifying total capital to weighted risk assets of not less than eight percent (8%), at least four percent (4%) of which is Tier 1 capital, and having total capital and surplus in excess of $50,000,000. "Qualifying total capital" and "Tier 1 capital" shall be defined from time to time pursuant to regulations published by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation;

    13. Hazardous Substances. Cause or permit to exist a discharging of hazardous substances or wastes into the atmosphere or waters or onto lands unless the discharging is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state, or local governmental authorities;

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    14.  Consolidated Current Ratio. Permit the ratio of Consolidated Current
         Assets to Consolidated Current Liabilities at any time to be less than .71 : 1.0;
         ---------

    15. Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $5000,000.00; "Tangible Net Worth" is
                                      -----------
         defined, at any date, as (i) the aggregate amount at which all assets of the Borrower would be shown on a balance sheet at such date after deducting capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, patents, trademarks, copyrights, franchises, licenses, amounts owing from officers, directors, shareholders, principals, partners or affiliates of the Borrower and any investments in any entities owned or controlled by any of the foregoing, and such other assets as are properly classified as "intangible assets" less (ii) the aggregate amount of indebtedness, liabilities (including tax and other proper accruals) and reserves of the Borrower and its consolidated subsidiaries (excluding Approved Subordinated Debt); "Approved Subordinated Debt" means any subordinated indebtedness for borrowed money that is permitted by this Agreement and that is owing on the date hereof or is hereafter subordinated to the Liabilities on terms approved in writing by the Bank;

    16. Debt to Equity Ratio Requirements. Permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth at any time to exceed 1.5 : 1.0 "Total Liabilities" is defined at any date as all
               -----------
         liabilities of the Borrower which would properly appear on the liabilities side of a balance sheet, other than capital stock, capital surplus, retained earning, minority interests, deferred credit, Approved Subordinated Debt and contingency reserves unders GAAP; or

    17. Additional Negative Covenants. The Borrower and its subsidiaries shall not undertake any activities prohibited by any othe negative covenants set forrh in the Schedule.

G. Additional Collateral. As additional collateral security for the payment of the Borrower's Liabilities to the Bank hereunder, under the other Loan Documents, and/or otherwise, the Borrower hereby assigns, pledges, transfers and grants to the Bank a continuing, first priority security interest in and lien upon all funds, balances, deposits, accounts, certificates of deposit, securities and/or other property of any kind of the Borrower and/or in which the Borrower has an interest, now or hereafter in the possession, custody, or control of the Bank or any Affiliate.

H. Events of Default. Each of the following shall constitute an event of default ("Event of Default") hereunder;

     1. Breach. A breach by any Obligor of any term, provision, obligation, covenant, representation, or warranty arising under (i) this Agreement or any other Loan Document, including, without limitation, failure to make any payment when due; (ii) any present or future agreement or instrument with or in favor of the Bank, including, without limitation, the failure to make any payment when due; or (iii) any present or future agreement or instrument for borrowed money or other financial accommodations with any other person or entity;

     2. Bankruptcy; Insolvency. (i) Any Obligor commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state, or local statute, or any dissolution or liquidation proceeding, or makes a general assignment for the benefit of creditors, or takes any action for the purpose of effecting any of the foregoing; (ii) any bankruptcy, reorganization, debt arrangement, or other case or proceeding under the United States Bankruptcy Code or under any similar foreign, federal, state or local statute, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor or an order for relief is entered in any such proceeding; (iii) the appointment, or the filing, of a petition seeking the appointment, of a custodian, receiver, trustee, or liquidator for any Obligor or any of its property, or the taking of possession of any part of the property of any Obligor at the instance of any governmental authority; or (iv) any Obligor becomes insolvent (however defined), is generally not paying its debts as they become due, or has suspended transaction of its usual business;

     3. Death; Reorganization. The death, dissolution, merger, consolidation, or reorganization of any Obligor;

     4. Material Misstatement. Any statement, representation or warranty made in or pursuant to this Agreement or any other Loan Document or to induce the Bank to enter into this Agreement shall prove to be untrue or misleading in any material respect;

     5. Debt, Liens, Loans, Lease Payments. Any Obligor (i) incurs or assumes additional debt other than debt incurred for normal consumer purposes, debt to the Bank and/or an Affiliate and/or trade debt in the ordinary course of its business; (ii) makes any loans or advances to officers, directors, shareholders, principals, partners or affiliates of the Borrower or any Obligor; (iii) creates, permits or grants any lien or security interest in any of its property on which the Bank has a lien and/or security interest, or (iv) incurs, creates or assumes any commitment, either directly or indirectly, for rent, service fees or charges or finance charges under any lease, rental, sale-lease back or other agreement for use of the property of any person and/or entity other than the Borrower;

                                    6 of 12

     6. Entry of Judgment. The filing, entry, or issuance of any judgment, execution, garnishment, attachment, distraint, or lien against any Obligor or its property, or the entry of any order enjoining or rejoining any Obligor and/or restraining or seizing any property of any Obligor; or

     7. Transfer of Assets. Any Obligor transfers or sells all or substantially all of its assets, without the prior written consent of the Bank.
I.  Remedies.

     1. Acceleration of Liabilities; Rights of Bank. Upon the occurrence of an Event of Default described in Section H (other than the Events of Default described in Paragraph H.2.), at the Bank's sole option, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document shall terminate and all Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon the occurrence of any Event of Default described in Paragraph H.2., immediately and automatically, the Bank's commitment, if any, to make any further advances or loans to the Borrower under any Loan Document, shall terminate and all Liabilities shall immediately become due and payable in full, all without protest, presentment, demand or further notice of any kind to the Borrower or any other Obligor, all of which are expressly waived. Upon and following an Event of Default, the Bank may, at its option, exercise any and all rights and remedies it has under this Agreement, any other Loan Document and/or applicable law, including, without limitation, the right to charge and collect interest on the principal portion of the Liabilities at a rate equal to the lesser of (i) the hightest rate of interest set forth in the Loan Documents, or (ii) the highest rate of interest allowed by law, such rate of interest to apply to the Liabilities, at the Bank's option, upon and after an Event of Default, maturity, whether by acceleration or otherwise, and after the entry of a judgment with respect to any or all of the Liabilities. Upon and following an Event of Default, the Bank may proceed to protect and enforce the Bank's rights under any Loan Document and/or under applicable law by action at law, in equity or other appropriate proceeding including, without limitation, an action for specific performance of any provision contained herein or in any other Loan Document.

     2. Right of Set-off. If any of the Liabilities shall be due and payable or any one or more Events of Default shall have occurred, whether or not the Bank shall have made demand under any Loan Document and regardless of the adequacy of any collateral for the Liabilities or other means of obtaining repayment of the Liabilities, the Bank shall have the right, without notice to the Borrower or to any other Obligor, and is specifically authorized hereby to set-off against and apply to the then unpaid balance of the Liabilities any items or funds of the Borrower and/or any Obligor held by the Bank or any Affiliate, any and all deposits (whether general or special, time or demand, matured or unmatured) or any other property of the Borrower and/or any Obligor, including, without limitation, securities and/or certificates of deposit, now or hereafter maintained by the Borrower and/or any Obligor for its or their own account with the Bank or any Affiliate, and any other indebtedness at any time held or owing by the Bank or any Affiliate, to or for the credit or the account of the Borrower and/or any Obligor, even if effecting such set-off results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits. For such purpose, the Bank shall have, and the Borrower hereby grants to the Bank, a first lien on and security interest in such deposits, property,funds, and accounts, and the proceeds thereof. The Borrower further authorizes any Affiliate, upon and following the occurrence of an Event of Default, at the request of the Bank, and without notice to the Borrower, to turn over to the Bank any property of the Borrower, including, without limitation, funds and securities, held by the Affiliate for the Borrower's account and to debit any deposit account maintained by the Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by the Bank up to the amount of the Liabilities, and to pay or transfer such amount or property to the Bank for application to the Liabilities.

     3. Remedies Cumulative; No Waiver. The rights, powers and remedies of the Bank provided in this Agreement and in any of the Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity. No failure or delay on the part of the Bank in the exercise of any right, power or remedy shall operate as a waiver thereof, or shall any single or partial exercise preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

     4. Continuing Enforcement of the Loan Documents. If, after receipt of any payment of all or any part of the Liabilities, the Bank is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason, then this Agreement and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be. The provisions of this paragraph shall survive the termination of this Agreement and the other Loan Documents and shall be and remain effective notwithstanding the payment of the Liabilities, the cancellation of the Agreement, the release of any security interest, lien or encumbrance securing the Liabilities or any other action which the Bank may have taken in reliance upon its receipt of such payment.

J.  Miscellaneous.

     1. Waiver of Demand. The Borrower (i) waives demand, presentment, protest, notice of protest, and notice of dishonor of this Agreement; (ii) consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to the payment or other provisions of this Agreement; and (iii) agrees that makers, endorsers, guarantors, and sureties for the indebtedness evidenced hereby may be added or released without notice to the Borrower and without affecting the Borrower's liability hereunder. The liability of the Borrower hereunder shall be absolute and unconditional.

                                    7 of 12

     2. Notices. Notices and communications under this Agreement shall be in writing and shall be in writing and shall be given (i) hand-delivery,
         (ii) first class mail (postage prepaid), or (iii) reliable overnight commercial courier (charges prepaid) to the addresses listed in this Agreement. Notice by overnight courier shall be deemed to have been given and received on the date scheduled for delivery. Notice by mail shall be deemed to have been given and received three (3) calendar days after the date first deposited in the United States Mail. Notice by had-delivery shall be deemed to have been given and received upon delivery. A party may change its address by giving written notice to the other party as specified herein.

     3. Costs and Expenses. Whether or not the transactions contemplated by the Loan Documents are fully consummated, the Borrower shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation preparation, reproduction, interpretation, perfection, protection of collateral, administration and enforcement of this Agreement and the other Loan Documents, the collection of all amounts due under this Agreement and the other Loan Documents, and all amendments, modifications, consents or waivers, if any, to the Loan Documents. The Borrower's reimbursement obligations under this Paragraph shall survive any termination of this Agreement or any other Loan Document.

     4. Payment Due on a Day Other than a Business Day. If any payment due or action to be taken under this Agreement or any other Loan Document falls due or is required to be taken on a day that the Bank is not open for business, such payment or action shall be made or taken on the next succeeding day when the Bank is open for business and such extended time shall be included in the computation of interest.

     5. Governing Law. This Agreement shall be construed in accordance with and governed by the substantive laws of the State of Connecticut without reference to conflict of laws principles.

     6. Integration; Amendment. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No amendment of this Agreement, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in writing and signed by the parties hereto.

     7. Successors and Assigns. This Agreement (i) shall be binding upon the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and assigns, and (ii) shall inure to the benefit of the Borrower and the Bank and, where applicable, their respective heirs, executors, administrators, successors and permitted assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by the Borrower shall be void and of no effect with respect to the Bank. The Bank may from time to time sell or assign, in whole or in part, or grant participations in the Loan and/or the Agreement and/or the obligations evidenced thereby. The Borrower authorizes the Bank to provide information concerning the Borrower to any prospective purchaser, assignee or participant.

     8. Severability and Consistency. The illegality, unenforceability or inconsistency of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality, enforceability or consistency of the remaining provisions of this Agreement or any instrument or agreement required hereunder. The Loan Documents are intended to be consistent. However, in the event of any inconsistencies among any of the Loan Documents, such inconsistency shall not affect the validity or enforceability of any Loan Document. The Borrower agrees that in the event of any inconsistency or ambiguity in any of the Loan Documents, the Loan Documents shall not be construed against any one party but shall be interpreted consistent with the Bank's policies and procedures.

     9. Consent to Jurisdiction and Service of Process. The Borrower irrevocably appoints each and every owner, partner an/or officer of the Borrower as its attorneys upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this with Agreement or any of the Loan Documents. If service of process cannot be delivered to the Borrower as specified by statute, the Borrower agrees that, court approval, it may be served by regular or certified mail at the address set forth herein. The Borrower hereby consents and agrees the (i) any action or proceeding against it may be commenced and maintained in any court within the State of Connecticut or in the United States District Court for the District of Connecticut by service of process on any such owner, partner and/or officer and (ii) the courts of the State of Connecticut and the United States District Court for the District of Connecticut shall have jurisdiction with respect to the subject matter hereof and the person of the Borrower and all collateral for the Liabilities. The Borrower agrees that any action brought by the Borrower shall be commenced and maintained only in a court in the federal judicial district or county in which the Bank has its principal place of business in Connecticut.

    10. Joint and Several Liability. In the event that the Borrower consists of more than one person or entity, the Liabilities of each such person or entity shall be joint and several and the word "Borrower" means each of them, any of them and/or all of them.

                                    8 of 12

    11.  Judicial Proceedings; Waivers.

         THE BORROWER AND THE BANK ACKNOWLEDGE AND AGREE THAT (i) ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY THE BANK OR THE BORROWER OR ANY SUCCESSOR OR ASSIGN OF THE BANK OR THE BORROWER, ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO, OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY AND EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY; (ii) EACH WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; AND (iii) THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND THE BANK WOULD NOT EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AGREEMENT.

    12.  Prejudgment Remedies.

         The Borrower and any endorser, surety and guarantor hereby acknowledges that this Loan constitutes a commercial transaction. Pursuant to
         Section 52-278f of the Connecticut General Statutes, the Borrower hereby waives and relinquishes all rights to notice and hearing as provided in Sections 52-278a through 52-278g of said Connecticut General Statutes prior to the securing of any prejudgment remedy against the Borrower in connection with the Liabilities or any of the instruments or documents executed in connection herewith.

IN WITNESS WHEREOF, the Borrower and the Bank have executed this Agreement, on the day and year first above written.

______________________________________    ______________________________________
Name:                                     Name:
Address: _____________________________    Address: _____________________________

         _____________________________             _____________________________

                                            STAR STRUCK, INC.
                                          ______________________________________
                                          Corporation or Partnership Name

                                                      /s/ Kenneth Karlan
                                          By: __________________________________
First Fidelity Bank                           Name: Kenneth Karlan
    formerly                                  Title: President
Union Trust Company
                                                     8 F. J. Clarke Cir
                                          Address:______________________________

                                                     Bethel, CT 06801
                                                  ______________________________

FIRST FIDELITY BANK

      /s/ John Riley
By:____________________________________
     Name: John R. Riley
     Title: Ass. Vice President

           300 Main Street
Address: ______________________________
           Stamford, CT 06904

                                    9 of 12

                         SCHEDULE OF ADDITIONAL TERMS
                            TO TERM LOAN AGREEMENT
                              DATED JULY 6, 1995,
                   BY AND BETWEEN THE BORROWER AND THE BANK
                   ----------------------------------------
I. (a) The information to be furnished to Bank under Paragraph E.1 shall also be provided for SBM Industries, Inc. ("Guarantor") and such information shall include a listing or real estate holdings (including percentage of ownership and ownership status), and any other information requested by Bank, and such information must be prepared on a fully audited basis by a certified public accountant acceptable to Bank.
     (b) Not later than ninety (90) days after the end of each interim fiscal half year, Borrower shall provide Bank with management - prepared financial statements of Borrower, including, without limitation, statements of financial condition, income and cash flows, a reconciliation of net worth, a listing of all contingent liabilities, and any other information requested by Bank.

II.  (a)  Borrower shall maintain a debt service coverage ratio of not less than
1.2 to 1, measured annually, and defined as the ratio of (i) Borrower's net income plus amounts (without duplication) that have been deducted in determining net income for such period for interest expense, real estate tax expense and depreciation and amortization expense, to (ii) the aggregate principal and interest payable on all indebtedness of Borrower for the same period.

     (b) Within one (1) year after the date of this Agreement, Borrower shall maintain at the Bank an operating account of not less than $100,000.00.

     (c) If at any time during the term of the Loan, the outstanding balance of the Loan exceeds 81% of the appraised value of the real property mortgaged to the Bank located at 8 Francis J. Clarke Circle, Bethel, CT (the "Property"), the Borrower shall be required to pay down the outstanding balance of the Loan to an amount which is equal to or less than 81% of the appraised value of the Property.

     (d) Borrower shall not cause or permit any transfer of all or any portion of the Property, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Bank. A "transfer" includes any sale or conveyance; the execution of an installment sale agreement; the creation or imposition of any mortgage, lien, security interest or other encumbrance on the Property; the transfer (whether in one transaction or a series of transactions) or pledge of any interest in Borrower; and the lease of the Property other than to a tenant for occupancy of less than twenty percent of the usable space of any building(s) on the Property. With regard to any lease of the Property to a tenant for occupancy, the terms of such lease shall be subject to approval by the Bank and the Bank shall receive a copy for such lease within fifteen (15) days after execution.

                                    10 of 12

                                  Exhibit A
                            to Term Loan Agreement
                             dated July 6, 1995,
                                   ------    --
                   by and between the Borrower and the Bank


COMPLIANCE CERTIFICATE OF BORROWER
FOR THE FISCAL YEAR ENDING ________________, 19__ OR
FOR THE FISCAL QUARTER ENDING _______________, 19__

This Compliance Certificate, signed by _____________________ (if the Borrower is an individual) the Borrower, or (if the Borrower is not an individual) the Chief Financial Officer of the Borrower, is delivered to the Bank pursuant to Section
E.2. of the Term Loan Agreement (the "Agreement").

The undersigned certifies that he/she is authorized to execute this Compliance Certificate on behalf of the Borrower and hereby certifies on behalf of the Borrower as follows:

     (i) all representations and warranties set forth in the Agreement and in any other Loan Document (as defined in the Agreement) remain true and correct;

     (ii) none of the covenants in the Agreement or in any of the other Loan Documents has been breached; and

     (iii) no event has occurred which, alone, or with the giving of notice or the passage of time, or both, would constitute an event of default (as defined in the Agreement) under the Agreement or under any of the Loan Documents. No material adverse change has occurred in the Borrower's financial condition.

The foregoing representations concerning the Borrower's financial condition are made to the Bank with the understanding that the Bank will rely on these representations.

STAR STRUCK, INC.
__________________________________
Name of Borrower
By: ______________________________
     Name:
     Title:

                                   11 of 12

                                   Exhibit B

                              Make Whole Premium


                                   12 of 12